Exhibit 5
                              Balch & Bingham LLP
                           Birmingham, Alabama 35201



                                February 17, 2004



Alabama Power Company
600 North 18th Street
Birmingham, AL  35291

         RE:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Alabama Power Company (the "Company") in connection with the Registration Statement on Form S-3 (Registration Statement Nos. 333-110950, 333-110950-01, 333-110950-02 and 333-110950-03) filed with the
Securities and Exchange Commission (the "Commission") on December 5, 2003 and declared effective by the Commission on December 19, 2003 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to $200,000,000 aggregate principal amount of the Company's Series Z 5.125% Senior Notes due February 15, 2019 (the "Notes"). The Notes will be issued pursuant to the Senior Note Indenture dated as of December 1, 1997 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Trustee"), as heretofore supplemented and amended and as further supplemented and amended by a Twenty-Sixth Supplemental Indenture dated as of February 17, 2004 (collectively, the "Indenture").

         We have examined the Registration Statement and also the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting

Alabama Power Company
February 17, 2004
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creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity). In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.

         We are members of the State Bar of Alabama and we do not express any opinion herein concerning any law other than the law of the State of Alabama and the federal law of the United States and, to the extent set forth herein, the law of the State of New York.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

                                                         Very truly yours,

                                                        /s/Balch Bingham LLP